UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1650 Hwy 6 S, Suite 190
Sugar Land, TX  77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement
Stock Purchase Agreement

On September 19, 2014, Trecora Resources (“Trecora”) and Texas Oil & Chemical Co. II, Inc., a Texas corporation and wholly owned subsidiary of Trecora (“TOCCO”), entered into a Stock Purchase Agreement  (the “Purchase Agreement”) with Schumann/Steier Holdings, LLC, a Delaware limited liability company (“SSH”) and SSI Chusei, Inc., a Texas corporation and wholly owned subsidiary of SSH (“Chusei”), whereby TOCCO will purchase 100% of the issued and outstanding Class A common stock of Chusei (the “Shares”).  Chusei is a leading manufacturer of specialty polyethylene waxes and also provides custom processing services from its 21 acre plant located in Pasadena, Texas.

The purchase price for the Shares will be $73,000,000 (the “Initial Cash Consideration”), subject to positive or negative adjustment for working capital, based on the extent to which working capital is above or below $1,670,000, with a cap on the purchase price of $75,899,999.  Pursuant to the escrow Agreement (the “Escrow Agreement”) to be entered into between the parties at closing, TOCCO will deposit $3,000,000 out of the purchase price (the “Escrowed Amount”) at closing (“Closing”), which will be available to fund SSH’s indemnity obligations under the Purchase Agreement.  The Escrowed Amount will be released to SSH (a) six months from the Closing date of an amount of the Escrowed Amount above $2,000,000 that is not subject to a claim, (b) twelve months after the Closing date of an amount of the Escrowed Amount above $1,000,000 that is not subject to a claim, and (c) eighteen months after the Closing date of an amount of the Escrowed Amount that is not subject to a claim (all exclusive of the estimated tax payment to the State of Texas).

The respective boards of directors of Trecora, TOCCO, SSH and Chusei have approved the Purchase Agreement.  The purchase Agreement contains customary representations, warranties and covenants of each of the parties, including without limitation, indemnification covenants of SSH for, among other things, breaches of representations, warranties and covenants.  The consummation of the transaction is subject to a limited due diligence condition, and customary closing conditions, including, without limitation, entry into employment and non-compete agreements with Peter Loggenberg, and entry into a distribution agreement with Schumann/Steier Inc., a Delaware corporation.  The Closing will take place no later than three business days after the satisfaction or waiver by the parties of each of the closing conditions.  The Purchase Agreement may be terminated by Trecora, TOCCO, or SSH if the Closing has not occurred on or before October 1, 2014.  Trecora or SSH may terminate the Purchase Agreement by mutual written consent prior to the Closing.  Trecora, TOCCO or SSH may terminate the Purchase Agreement if any order or law becomes effective restraining, prohibiting, or materially adversely affecting the consummation of the transaction.  In addition, Trecora or TOCCO may terminate the Purchase Agreement if any representation or warranty of SSH contained in the Purchase Agreement was incorrect in any material respect when made, SSH or Chusei has breached any covenant contained in the Purchase Agreement in any material respect, the Closing has not occurred on or before October 1, 2014, by reason of the failure of any condition precedent contained in the Purchase Agreement, or if SSH, Chusei or any affiliate of SSH breaches the no solicitation and exclusivity covenant contained in the Purchase Agreement.  The Purchase Agreement may be terminated by SSH if any representation or warranty of Trecora and TOCCO contained in the Purchase Agreement was incorrect in any material respect when made, Trecora or TOCCO has breached any covenant contained in the Purchase Agreement in any material respect, or the Closing has not occurred on or before October 1, 2014, by reason of the failure of any condition precedent contained in the Purchase Agreement.

Commitment Letter

On September 24, 2014, and in connection with entering into the Purchase Agreement, TOCCO entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. as the “Administrative Agent” and Merrill Lynch, Pierce, Fenner & Smith Incorporated as “Lead Arranger.”  TOCCO has requested that the Lead Arranger agree to structure, arrange and syndicate senior secured credit facilities to include (a) a revolving credit facility in an aggregate principal amount of $40,000,000 which includes a $5,000,000 sublimit for the issuance of standby or commercial letters of credit and a $5,000,000 swingline sublimit (the “Revolving Credit Facility”), (b) a single advance term loan facility in an initial aggregate principal amount of $70,000,000  (the “Term Loan Facility”), (c) a delayed draw term loan in an initial aggregate principal amount of $25,000,000 (the “Advancing Term Loan Facility”); and (d) a $40,000,000 uncommitted increase option (the “Accordion Option”, together with the Revolving Credit Facility, the Term Loan Facility, and the Advancing Term Loan Facility, the “Facilities”).  The proceeds of the Term Loan Facility and a portion of the Revolving Credit Facility will be used to fund the Initial Cash Consideration, refinance certain existing indebtedness of TOCCO and its subsidiaries, pay fees and expenses incurred in connection with the transaction, and provide ongoing working capital and for other general corporate purposes of TOCCO and its subsidiaries.  The proceeds of the Advancing Term Loan Facility will be used to fund the construction of D-Train.  The Commitment Letter and the lenders’ obligations thereunder are subject to customary conditions.

The foregoing is a summary of the material terms of the Purchase Agreement and the Commitment Letter and the transactions contemplated thereby.  Investors are encouraged to review the entire text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

On September 22, 2014, Trecora issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d)           Exhibits:

2.1	Stock Purchase Agreement, dated September 19, 2014, by and among Trecora Resources, Texas Oil & Chemical Co. II, Inc., SSI Chusei, Inc., and Schumann/Steier Holdings, LLC.1

99.1	Press Release, dated September 22, 2014.

1 The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date:  September 24, 2014                                 By: /s/ Connie Cook___________
      Connie Cook
                                                                Chief Financial Officer